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                                                                    Exhibit 23.1



The Board of Directors
Shochet Holding Corp.

We consent to the use of our report dated December 6, 1999 with respect to the consolidated statement of financial condition of Shochet Holding Corp. and Subsidiary at January 31, 1999 and for each of the years in the two year period then ended included in the registration statement Form SB-2 and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

New York, New York
December 6, 1999